SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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FIRST FINANCIAL CORPORATION
(Name of Registrant As Specified In Its Charter)

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FIRST FINANCIAL CORPORATION
800 Washington Avenue
P. O. Box 269
Waco, Texas 76703
(254) 757-2424

____________

INFORMATION STATEMENT

Relating to

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 16, 2000

____________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished by the Board of Directors of First Financial Corporation (the "Company") to holders of shares of the Company's common stock in connection with the Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 800 Washington Avenue, Waco, Texas, on Tuesday, May 16, 2000, at 2:00 p.m., local time, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Information Statement is being mailed on or about April 24, 2000.

     The Board of Directors has fixed the close of business on April 14, 2000, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting ("Record Date"). As of the Record Date, there were issued and outstanding 173,528 shares of common stock, excluding 10,222 shares held as treasury stock that will not be voted. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is required for the election of a director. Shareholders do not have cumulative voting rights. Votes are counted by representatives of the Company at the Annual Meeting.

     The Company will bear all costs and expenses relating to the preparation, printing, and mailing of this Information Statement and accompanying materials to shareholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the best knowledge of the Company, the following table presents certain information regarding the number and percentage of shares of common stock beneficially owned by each person who beneficially owns more than 5% of the Company's common stock, by each director and each nominee for election as a director, by each executive officer, and by all directors and executive officers as a group, as of March 31, 2000. Except as otherwise indicated, the directors, nominees, and officers have sole voting and investment power with respect to the shares beneficially owned by them.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares
First Financial Holdings, Ltd. 800 Washington Ave. Waco, Texas 76701	92,742	53.44%
FFC Holdings, Inc. 800 Washington Ave. Waco, Texas 76701	92,742(1)	53.44%
Walter J. Rusek 2121 Lake James Waco, Texas 76710	9(2)	*
David W. Mann 800 Washington Ave Waco, Texas 76701	78(3)	*
Bluebonnet Investments, Ltd. 800 Washington Ave. Waco, Texas 76714-8436	9,255	5.33%
Robert A. Mann P. O. Box 8436 Waco, Texas 76714-8436	101,997(4)	58.78%
Bluebonnet Enterprises, Inc. 800 Washington Ave. Waco, Texas 76701	9,255(5)	5.33%
David W. Mann 1990 Trust P. O. Box 8436 Waco, Texas 76714-8436	101,997(6)	58.77%
All directors and executive officers as a group	102,084	58.83%

*Less than 1%

(1)     Consists of the 92,742 shares owned by First Financial Holdings, Ltd., a Texas limited partnership, the general partner of which is FFC Holdings, Inc., a Texas corporation, all of the outstanding shares of which are owned by the David W. Mann 1990 Trust, of which Robert A. Mann is trustee and David W. Mann is one of the beneficiaries. Mary Hyden Mann Hunter and Allen Barclay Mann are limited partners of First Financial Holdings, Ltd. The ownership of a 33.5% partnership interest in First Financial Holdings, Ltd. is in dispute and remains unresolved. Under the terms of the partnership agreement of First Financial Holdings, Ltd., the general partners have sole voting and investment power with respect to the 92,742 shares of the Company owned by the partnership; thus FFC Holdings, Inc. (which is owned by the David W. Mann 1990 Trust), as the sole general partner, has voting and investment power over such shares.

(2)     Consists of 9 shares owned by the Robert A. Mann Insurance Trust of which Mr. Rusek is trustee. In addition, Mr. Rusek is a limited partner in a limited partnership which owns 185 shares over which he does not have voting or investment power.

(3)     Consists of 78 shares owned by Barclay, Inc. David W. Mann is the owner of one hundred percent (100%) of the outstanding stock of Barclay, Inc. and therefore exercises sole voting and investment power over said 78 shares.

(4)     Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., a Texas limited partnership, the general partners of which are Robert A. Mann and Bluebonnet Enterprises, Inc., a Texas corporation owned by the David W. Mann 1990 Trust, of which Robert A. Mann is trustee, and 92,742 shares owned by First Financial Holdings, Ltd. (see footnote 1 above). Robert A. Mann is the Chairman of the Board and a director of Bluebonnet Enterprises, Inc. and votes the stock of Bluebonnet Enterprises, Inc. as trustee of the David W. Mann 1990 Trust. Robert A. Mann is also a general partner of limited partnerships which are limited partners in Bluebonnet Investments, Ltd. The partnership agreement of Bluebonnet Investments, Ltd. provides that the general partners have the sole management rights in partnership affairs, including voting of securities owned by the partnership, but the agreement further provides that so long as Robert A. Mann is acting as the individual general partner, he shall have no right to vote or determine not to vote shares of stock of a "controlled corporation" as that term is defined in Section 2036 of the Internal Revenue Code and applicable regulations. If the Company was considered a Acontrolled corporation,@ which is not clear, this provision could be interpreted to mean that Robert A. Mann, in his individual capacity as a general partner, has no voting power with respect to the shares of the Company owned by the partnership. However, Robert A. Mann, through Bluebonnet Enterprises, Inc. in his capacity as an officer and director, exercises voting power and investment power over such shares. David W. Mann is President and a director of Bluebonnet Enterprises, Inc. First Financial Holdings, Ltd. is a Texas limited partnership, the general partner of which is FFC Holdings, Inc., a Texas corporation. Robert A. Mann is the Chairman of the Board and a director of FFC Holdings, Inc. Under the terms of the partnership agreement, FFC Holdings, Inc., as the sole general partner, and Robert A. Mann, in his capacity as an officer and director, have voting and investment power over said 92,742 shares. David W. Mann is President and a director of FFC Holdings, Inc.

(5)     Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd. (see footnote 4 above).

(6)     Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., over which the David W. Mann 1990 Trust has voting and shared investment power and the 92,742 shares owned by First Financial Holdings, Ltd., over which the David W. Mann 1990 Trust has voting and investment power.

ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting to serve until the 2001 Annual Meeting of Shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal from office. All of the nominees are currently directors of the Company.

     Each nominee has agreed to serve as a director of the Company. The Board of Directors knows of no reason why any of its nominees will be unable to accept election. However, if any nominee becomes unable to accept election, the Board will select substitute nominees. The Bylaws of the Corporation provide that the Board shall consist of not less than three (3) nor more than ten (10) directors. The Company has no formal procedures for nomination of directors by shareholders. The Board has fixed the number of directors at seven (7). Shareholders do not have cumulative voting rights.

     The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting:
Name and Principal Occupation for the Last Five Years	Age	Served As A Director	Offices and Positions With Company
NOMINEES
John Carl Hauser Retired	77	Since 9-20-84	Director
David W. Mann (1)(2)(3)(4)(5) President, First Financial Corporation since October 29, 1985; President, First Preference Mortgage Corp. since October 1991; Executive Vice President, Citizens State Bank, Woodville, Texas from July 1, 1995 to January 28, 1997; President and Vice Chairman of the Board, Citizens State Bank, Woodville, Texas since January 28, 1997; Mr. Mann is also an officer and director of certain insurance agencies and companies and holds positions with numerous other entities.	44	Since 4-27-79	President, Director
Robert A. Mann (1)(3)(4)(5) Chairman of the Board, First Financial Corporation since July 16, 1991; Chairman of the Board, First Preference Mortgage Corp. since 1993; Chairman of the Board of Citizens State Bank, Woodville, Texas, since 1950; Mr. Mann is also an officer and director of certain insurance agencies and companies and holds positions with numerous other entities.	69	7-1-75 to 12-27-88; Since 7-16-91	Chairman of the Board, Director
Walter J. Rusek Vice Chairman of the Board, Citizens State Bank, Woodville since February 1, 1993; President and Chief Executive Officer, Citizens State Bank, Woodville from July 1, 1994 to December 31, 1996; Trust Officer, Citizens State Bank, Woodville from August 1996 until December 31, 1998.	68	Since 2-26-70	Director
Barrett Smith Retired	80	Since 7-24-79	Director
Mary Hyden Mann Hunter(1)(4)(5) Chief Financial Officer, YMCA of Central Texas from April 25, 1988 to July 24, 1998; Chief Executive Officer, YMCA of Central Texas since July 25, 1998.	46	Since 5-19-98	Director
Allen Barclay Mann(1)(4)(5) Since October 1995, Mr. Mann has practiced law by himself, initially as a sole proprietorship and then as a professional corporation. His law practice is primarily in the corporate and business law areas. From 1992 to September 1995, Mr. Mann was a shareholder with Mann, Schorsch & Buckley, P.C., a law firm.	43	Since 5-19-98	Director

______________________

(1)     David W. Mann is the son of Robert A. Mann and the brother of Mary Hyden Mann Hunter and Allen Barclay Mann.

(2)     David W. Mann filed a Chapter 7 Bankruptcy on June 19, 1996. A settlement agreement was reached with Mr. Mann's creditors and the bankruptcy case was dismissed on September 15, 1997.

(3)     On June 18, 1996, United Plaza Partnership, a partnership in which David W. Mann and Robert A. Mann were partners, filed Chapter 7 Bankruptcy. A settlement agreement was reached with the partnership's creditors and the bankruptcy case was dismissed on August 12, 1997.

(4)     Mary Hyden Mann Hunter is the daughter of Robert A. Mann and the sister of David W. Mann and Allen Barclay Mann.

(5)     Allen Barclay Mann is the son of Robert A. Mann and the brother of David W. Mann and Mary Hyden Mann Hunter.

CERTAIN INFORMATION ABOUT THE FUNCTION OF THE
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held four (4) regular meetings and no special meetings during 1999. All directors attended at least 75% of all board meetings held in 1999. Each non-employee director who attended such meetings (all directors during 1999 other than Robert A. Mann and David W. Mann) was paid a fee of $1,000.00 per meeting.

     The Board functions as a committee of the whole to nominate candidates for Board membership, and there is no standing nominating committee. In addition, the Board as a committee of the whole performs audit and executive compensation functions. There are no standing audit and executive compensation committees.

EXECUTIVE OFFICERS

     Executive officers of the Company are elected by the Board of Directors at the annual meeting of the Board and hold office until its next annual meeting or until their successors are elected and qualified, or until their earlier death, removal or resignation. The following table sets forth, for each person who is an executive officer of the Company and each person chosen to become an executive officer, his or her name, age, business experience for the last five years, the year he or she first became officer and the current position held at the Company:

Name	Age	Officer Since	Current Position
Robert A. Mann(1)	69	1991	Chairman of the Board
David W. Mann(1)	44	1985	President

Annie Laurie Miller
Support Services Manager, First Advisory Services
since October 1994; Investment Group Manager,
First Advisory Services from March 1993 through
May 30, 1996; Chief Financial Officer, First Financial
Corporation since May 30, 1996; Vice President, First
Advisory Services since October 1997; Executive
Vice President, First Financial Corporation since
May 20, 1997; Executive Vice President/Chief
Financial Officer, First Preference Mortgage Corp.
since February 1, 1997; Executive Vice
President/Chief Operating Officer,
First Preference Mortgage Corp., since July
1999. Mrs. Miller is also an officer of certain
insurance agencies and companies and holds
positions with numerous other entities.

	37	1997	Chief Financial Officer/ Executive Vice President

______________________

(1)     Refer to section on Election of Directors for business experience during last five years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, other than as set forth herein, the Company believes that during the period beginning January 1, 1999 and ending December 31, 1999, all of its officers, directors and greater than ten percent beneficial stockholders complied with the applicable requirements under Section 16(a). John Carl Hauser and Barrett Smith each filed a Form 3 with the SEC in July 1999. Mr. Hauser and Mr. Smith were unable to verify that these Forms were filed at the time of their respective elections to the Board of Directors of the Company and, therefore, these Forms were filed out of an abundance of caution.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding executive compensation paid to or for the Company's chief executive officer and each of the most highly compensated executive officers whose cash compensation exceeds $100,000 during the last three fiscal years.
Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compen- sation ($)	All Other Compensation ($)
Robert A. Mann, Chairman of the Board	1997 1998 1999	$138,810(2) $113,645(5) $170,000	$ 500 $ 500 $ -0-	* * *	$ 9,153(1) $ 7,125(1) $14,545(1)
David W. Mann, President	1997 1998 1999	$ 69,252(3) $115,642(6) $156,750(9)	$ 792(4) $ 5,791(7) $ 7,210(10)	* * *	$ 96(1) $ -0- $ -0-
Gonzalo Padilla, Executive Vice President and Chief Operating Officer of First Preference Mortgage Corp. until January 18, 1999	1997 1998 1999	$115,000(11) $136,859(11) $ 17,680(11)	$ 500(11) $ 5,100(11) $ -0-	* * *	$ 576(8) $ 576(8) $ 48(8)
Annie Laurie Miller, Chief Financial Officer/ Executive Vice President	1997 1998 1999	$ 68,792(13) $ 75,000(13) $ 96,667(12)	$ -0- $ 3,000(13) $ 5,040(13)	* * *	$1,565(14) $1,746(14) $2,102(14)

______________________
* The named officers receive certain perquisites that do not exceed the lesser of $50,000 or 10% of salary and bonus.

(1) In 1997, the Company paid $499 for group life insurance premiums on the lives of Robert A. Mann and David W. Mann. In 1998 and 1999, the Company paid $749 for group life insurance premiums on the life of Robert A. Mann. The Company made contributions to a 401(k) retirement plan in the amount of $1,493 and $2,158 in 1997, $1,282 and $0.00 in 1998 and $2,550 and $0.00 in 1999 on behalf of Robert A. Mann and David W. Mann, respectively. The balance of this amount represents insurance premiums paid on policies on the life of Robert A. Mann. The Company will recover premiums paid upon the death of Robert A. Mann or upon surrender of the policy, to the extent of amounts received at death or upon surrender.

(2) Includes $40,810 paid by Apex Lloyds Insurance Company, a subsidiary of the Company.

(3) Consists of $60,000 paid by First Preference Mortgage Corp., an indirect subsidiary of the Company, and $9,252 paid by Apex Lloyds Insurance Company.

(4) Consists of $500 paid by First Preference Mortgage Corp. and $292 paid by Apex Lloyds Insurance Company.

(5) Includes $37,500 paid by First Preference Mortgage Corp. and $63,645 paid by Apex Lloyds Insurance Company.

(6) Consists of $109,329 paid by First Preference Mortgage Corp. and $6,313 paid by Apex Lloyds Insurance Company.

(7) Consists of $5,500 paid by First Preference Mortgage Corp. and $292 paid by Apex Lloyds Insurance Company.

(8) Represents a group life insurance premium paid by First Preference Mortgage Corp.

(9) Includes $132,750 paid by First Preference Mortgage Corp. and $24,000 paid by Apex Lloyds Insurance Company.

(10) Paid by First Preference Mortgage Corp.

(11) Paid by First Preference Mortgage Corp.

(12) Includes $40,417 paid by First Advisory Services, Inc. and $56,250 paid by First Preference Mortgage Corp.

(13) Paid by First Advisory Services, Inc.

(14) In 1997 and 1998, First Advisory Services, Inc. made contributions of $1,027 and $1,170, respectively to a 401(k) retirement plan and $538 and $576, respectively in group life insurance premiums on behalf of Annie Laurie Miller. In 1999, First Advisory Services, Inc. made a contribution of $682 and First Preference Mortgage Corp. made a contribution of $844 to a 401(k) retirement plan on behalf of Annie Laurie Miller. In 1999, First Advisory Services, Inc. and First Preference Mortgage Corp. each paid $288 for group life insurance premiums on the life of Annie Laurie Miller.

Each non-employee director of the Company (all directors other than Robert A. Mann and David W. Mann) was paid a fee of $1,000.00 for each regular meeting of the Board of Directors that such director attended. The Company does not have any standard arrangements or other arrangements pursuant to which any director of the Company was compensated during the last completed fiscal year for any service as a director, including committee participation and special assignments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tri-Triangle Agency, Inc., d/b/a Triangle Insurance Agency

Certain subsidiaries of the Company pay commissions to Tri-Triangle Agency, Inc., a corporation owned by Robert A. Mann, on hazard insurance policies sold to customers of such subsidiaries. Commissions paid by such subsidiaries amounted to $7,642 and $6,251 for the years ended December 31, 1998 and 1999, respectively. Substantially all commissions paid were offset by reimbursement to the Company or its subsidiaries from Tri-Triangle Agency, Inc. for expenses owed by Tri-Triangle Agency, Inc. to the Company or its subsidiaries.

Managerial and Accounting Services provided by First Advisory Services, Inc.

During 1998 and 1999, Bluebonnet Investments, Ltd. (a limited partnership described herein) and other entities directly or indirectly owned or controlled by Robert A. Mann, David W. Mann and/or members of the Mann family paid First Advisory Services, Inc., a subsidiary of the Company, an aggregate amount of $248,380 and $261,740, respectively, in fees for accounting and managerial services provided by First Advisory Services, Inc. to such entities.

Expense Sharing Agreement with UW Insurance Group, Inc.

During 1998 and 1999, the Company and certain subsidiaries of the Company had expense sharing arrangements with UW Service Corporation, Inc. ("UWSC"), pursuant to which UWSC provided certain personnel, facilities, equipment and supplies to the Company and its subsidiaries and allocated to the Company and its subsidiaries the costs incurred by UWSC for such personnel, facilities, equipment and supplies. During 1998 and 1999, the Company and its subsidiaries paid a total of $203,924 and $200,193, respectively, to UWSC pursuant to these expense sharing arrangements. UWSC is a wholly owned subsidiary of UW Insurance Group, Inc. ("UWIGI"). Approximately 80% of the outstanding shares of UWIGI are owned by Bluebonnet Investments, Ltd. (a limited partnership described herein), and the remaining 20% of the outstanding shares are owned by David W. Mann's mother. It is the intention of the parties to these expense sharing arrangements that no party realize a profit nor incur a loss as a result of the cost sharing covered by these arrangements.

First Preference Mortgage Corp. (AFPMC@) and Citizens State Bank, Woodville, Texas (ACSB@) share on a 50-50 basis the salary and related expense of an individual who acts as a marketing director for FPMC and CSB.

Transactions with Key Group, Ltd.

The Company has a servicing agreement pursuant to which it services certain mobile home notes the Company contributed to Key Group, Ltd., a Texas limited partnership ("Key Group"), in exchange for a limited partnership interest. The Company owns, as a limited partner, 52.94% of Key Group. The general partners of Key Group are Robert A. Mann, who is Chairman of the Board of the Company, and First Key Holdings, Inc., a Texas corporation owned by the David W. Mann 1990 Trust, of which Robert A. Mann is the trustee and David W. Mann is one of the beneficiaries. Robert A. Mann is Chairman of the Board, President and sole director of First Key Holdings, Inc. Bluebonnet Investments, Ltd. (a limited partnership described herein) is the other limited partner of Key Group, and owns 47.05% of the partnership. The aggregate amount paid to the Company for servicing said notes during 1998 and 1999 was $32,987 and $9,723, respectively.

The Company services another portfolio of manufactured home loans owned by FPMC. The total servicing fees paid by FPMC to the Company with respect to these loans in 1998 and 1999 were $48,745 and $13,732, respectively. In addition, the Company services certain manufactured housing installment sales contracts and installment loan agreements for FPMC. The total servicing fees paid by FPMC to the Company during 1998 and 1999 with respect to said loans were $1,515 and $261, respectively.

The Company contracts with FPMC, as subservicer, to provide the actual servicing of certain mobile home loans. The Company paid FPMC $54,280 and $35,420 during 1998 and 1999, respectively, as the subservicer of these and other loans.

First Financial Information Services, Inc. ("FFISI"), which is owned by First Preference Holdings, Inc., a wholly owned subsidiary of Key Group, bills out computer services for general ledger accounting, mortgage loan servicing and insurance policy tracking. FFISI bills other First Preference Holdings, Inc. subsidiaries, the Company and its subsidiaries, and affiliated insurance companies such as UW General Agency, Inc., UWSC, and Tri-Triangle Agency, Inc. The total amount billed by FFISI to the Company and its subsidiaries (including Key Group, Ltd. and its subsidiaries) in 1998 and 1999 was $127,979 and $211,706, respectively.

Sale of 800 Washington Ave. Property

On November 1, 1997, the Company sold to FPMC the land and improvements located at 800 Washington Avenue, Waco, Texas, for a purchase price of $700,000. The purchase price was payable $100,000 in cash and the execution of a note in the principal amount of $600,000, bearing interest at 9% per annum payable in equal monthly installments over a period of 84 months. This building is the principal office of the Company and its subsidiaries (including FPMC). The note executed by FPMC is secured by a deed of trust lien on the building. FPMC paid off the note to the Company in December 1998. FPMC now subleases a portion of the building to Bluebonnet Investments, Ltd. (a partnership described herein), UWSC, and other entities directly or indirectly owned or controlled by Robert A. Mann, David W. Mann and/or members of the Mann family. During 1998 and 1999, those sublessees paid a total of $43,200 and $43,200 in rent to FPMC.

Note Receivable From UBI Incentive Savings Plan Liquidating Trust Nos. 1, 2 and 3

In 1991, the Department of Labor ("DOL") initiated an investigation with regard to certain investments made by the United Bankers, Inc. Master Incentive Savings Plan and Trust ("UBI ISP") which was adopted by the Company as its own incentive savings plan. David W. Mann had served as a member and chairman (beginning in 1989) of the Administrative Committee of UBI ISP. No formal charges were ever made by the DOL against David W. Mann, the Company or any other member of the Administrative Committee and there was no finding by the DOL or any other entity of any breach of fiduciary duty or wrongdoing by David W. Mann, the Company or anyone else. To resolve the matter with the DOL a $40,000 payment was made to certain liquidating trusts set up to liquidate the remaining assets of the UBI ISP, of which the Company and David W. Mann each paid $10,000. The source of the $10,000 paid by David W. Mann, as well as Mr. Mann's portion of the costs involved in handling the matter before the DOL, was an advance from the Company. A lawsuit was filed in McLennan County, Texas, in which recovery was sought from the UBI ISP Liquidating Trusts Nos. 1, 2 and 3 (the "Liquidating Trusts") of the amount of the settlement, plus all of the costs involved in handling the matter before the DOL and the costs of the lawsuit. In September 1995, a judgment was signed ordering the Liquidating Trusts to reimburse the amount of the settlement, as well as the costs to defend the matter before the DOL and the costs of the lawsuit. The Liquidating Trusts did not have sufficient cash to pay all such costs. Accordingly, a note was signed by the Liquidating Trusts to David W. Mann, Trustee, for $111,607.89, which is secured by real estate owned by the Liquidating Trusts. David W. Mann held this note for the benefit of the Company and others. In July 1999, the real estate securing the note was sold and the note was paid in full. In July 1999, Mr. Mann paid the Company its pro rata portion of such note, in the amount of $57,947.

First Apex Re, Inc.

In the fall of 1997, Apex Lloyds Insurance Company ("Apex"), a wholly-owned subsidiary of the Company, initiated the process of forming a Vermont domiciled captive insurance company, First Apex Re, Inc. ("First Apex"). To provide the required initial capital, Apex purchased 3,000 shares of the Class A voting common stock of First Apex for a total amount of $60,000. The Company purchased 3,250 shares of the Class B nonvoting stock of First Apex for an aggregate purchase price of $65,000. FPMC furnished a $175,000 letter of credit issued in favor of the Commissioner of Insurance for the state of Vermont for the benefit of First Apex. First Apex was organized to reinsure mortgage guaranty insurance on loans originated by FPMC and other related entities. First Apex has agreed to pay FPMC a fee for the letter of credit equal to the 1% fee payable to the issuing bank, plus an additional amount equal to the difference between the amount FPMC earns on the certificate of deposit serving as collateral for the letter of credit and 10% per annum. In 1998 and 1999, this fee was $7,286 and $9,444, respectively. In 1998 and 1999, First Apex received $156,422 and $217,277, respectively, in premiums for reinsurance of mortgage guaranty insurance on loans originated by FPMC.

Lot Purchase

On or about October 27, 1997, Robert A. Mann acquired a residential lot from the Company. To evidence the purchase price for the lot, Mr. Mann has executed an unsecured note for $32,500, bearing interest at 5.72% per annum, due on demand or, if no demand, on October 27, 1998. This note was paid in full in April 2000.

FFC Venture, Inc.

FFC Venture, Inc., a Texas corporation owned by David W. Mann, has an agreement with the Company to service certain notes for the purchase of lots. The total fees paid by FFC Venture, Inc. to the Company in 1998 and 1999 were $2,837 and $2,990, respectively.

VEBA and 401(k) Plan

The Company sponsors a voluntary employee benefit association (AVEBA@) that provides partial funding for the group medical and dental plan for the Company. The trustees of the VEBA are Annie Laurie Miller, David W. Mann and Walter J. Rusek. Certain other companies that are related through common ownership have adopted the VEBA sponsored by the Company, including CSB, FPMC and UWSC.

The Company also sponsors a 401(k) plan. CSB, FPMC, UWSC and First Advisory Services, Inc. have also adopted the 401(k) plan sponsored by the Company.

Servicing of Notes

The Company services a small number of notes on behalf of BIL (a partnership described herein). In 1998 and 1999, BIL paid the Company $1,538.86 and $947.76, respectively, in servicing fees.

PARENT OF THE COMPANY AND
ITS CONSOLIDATED SUBSIDIARIES

The Company is the parent, by way of ownership of all the outstanding securities, of the following companies:
Pre-Owned Homes, Inc.	Mobile Home Conveyers and Liquidators, Inc
First Advisory Services, Inc.	.
First Financial Credit Corporation	First Financial Insurance Agency, Inc
Apex Lloyds Insurance Company	.
Shelter Resources, Inc.	Texas Apex, Inc.

The Company is also the parent, by way of ownership of a 52.94% partnership interest in Key Group, Ltd., of the following companies:
First Preference Holdings, Inc.	First Financial Information Services, Inc.
Security Washington Avenue Corp.	First Preference Financial Corp.
First Preference Mortgage Corp.

The Company owns all of the Class B common stock of First Apex Re, Inc., which Class B common stock constitutes 52% of the outstanding shares of First Apex Re, Inc. Apex Lloyds Insurance Company owns all of the Class A common stock of First Apex Re, Inc., which Class A common stock constitutes 48% of the outstanding shares of First Apex Re, Inc.

The immediate parent of the Company, by way of ownership of approximately 53.44% of its outstanding shares, is First Financial Holdings, Ltd.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Pattillo, Brown & Hill as principal accountant for the fiscal year ending December 31, 2000. Pattillo, Brown & Hill was the principal accountant for the Company for the fiscal year ending December 31, 1999. It is expected that a representative of Pattillo, Brown & Hill will attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

The Company has recently been advised by Pattillo, Brown & Hill that, other than in its capacity as principal accountants, Pattillo, Brown & Hill has no direct or indirect financial interest in or connection with the Company, nor has it had any such during the past three years.

ANNUAL REPORT

Accompanying this Information Statement is an annual report to security holders on Form 10-KSB, which is being provided to each shareholder of record without cost to satisfy the requirement that the Company's annual report to security holders accompany or precede this Information Statement.

OTHER MATTERS

As of the date of this Information Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David W. Mann

David W. Mann, President

April 24, 2000